Exhibit 99.2

bread financial

Bread Financial

Fourth quarter and full year 2023 results

January 25, 2024

Ralph Andretta | President & CEO

Perry Beberman | EVP & CFO

2©2024 Bread Financial Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession, and the related impact on consumer payment rates, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax liability, disputes or other adverse impacts arising out of or relating to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries. In addition, a final CFPB rule is anticipated in the coming months that, if adopted as proposed and absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we may take in response to the final rule, potentially over the long term; we cannot provide any assurance as to when any such rule will be issued, the provisions or effective date of any such rule, the result of any challenges or other litigation relating to such rule, or our ability to mitigate or offset the impact of any such rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward- looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. Non-GAAP financial measures We prepare our Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular, Pretax pre-provision earnings (PPNR) is calculated by increasing/decreasing Income from continuing operations before income taxes by the net provision/release in Provision for credit losses. PPNR less gain on portfolio sales then decreases PPNR by the gain on any portfolio sales in the period. We use PPNR and PPNR less gain on portfolio sales as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one- time nature of a gain on the sale of a portfolio. Tangible common equity over Tangible assets (TCE/TA) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net, (TCE) divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to cover potential losses. Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share as a metric to estimate the Company’s potential value. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

3©2024 Bread Financial 2023 achievements Responsible growth Enhance balance sheet Strategically invest and optimize data and technology • Loans grew low to mid-single digits as guided • Grew year-over-year pretax pre-provision earnings for each quarter of 2023 • Successful launch of new iconic brand partners and renewal of key partners • Secured top five brand partners through at least 2028 • Paid down approximately $500 million of parent-level debt and extended maturities • Grew end-of-period direct-to-consumer deposits by $1 billion or 18% • Obtained inaugural Holding Company issuer credit rating • Improved capital ratios and strategically tightened credit • New system capabilities and enhancements including launch of mobile app • Successful conversion and introduction of new Bread Rewards American Express Credit Card • Enhanced value propositions for our partners Launched new card brand partnerships Continued to pay down and refinance remaining parent to strengthen our balance sheetdebt Grew Bread Savings consumer deposits to $6.5 billion diversifying our funding sources at a lower cost

4©2024 Bread Financial Fourth quarter 2023 key highlights Demonstrated financial strength • Net income of $43 million and 11th consecutive quarter of year-over-year PPNR growth • Tangible book value per share of $43.70, increased 49% year-over-year • Completed offering of $600 million senior unsecured notes due 2029, the first as a rated issuer ◦ Opportunistically upsized to $900 million in January 2024 Proactive risk management • Consumer spending is continuing to moderate as consumers self-regulate and macroeconomic pressures persist ◦ Ongoing strategic credit tightening to balance macroeconomic headwinds and returns • Closely monitoring impact of inflation, higher interest rates, and resumption of student loan payments • Proactively implementing mitigation plans designed to limit the impact of the proposed CFPB late fee rule

5©2024 Bread Financial $ in billions Parent level debt outstanding $2.3 $1.5 $0.7 $0.6 $0.9 $1.4 $1.4 $1.4 $1.4 Term loan & revolver Senior & convertible notes 1Q20 4Q20 4Q21 4Q22 4Q23 (1) Tangible common equity (TCE) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure. (2) Tangible book value per common share represents TCE divided by shares outstanding and is a non-GAAP financial measure. Capital allocation Tangible book value per share (TBVPS)⁽²⁾ $15.41 $16.34 $28.09 $29.42 $43.70 1Q20 4Q20 4Q21 4Q22 4Q23 Total company tangible common equity / tangible assets ratio⁽¹⁾ 3.1% 3.7% 6.6% 6.0% 9.6% 1Q20 4Q20 4Q21 4Q22 4Q23 +3x +38% CAGR Drive shareholder valueImprove capital metrics -54% Reduce debt levels $1.4 billion tangible common equity build since 2020 ~$28 increase in TBVPS since 2020Paid down $1.7 billion since 2020

6©2024 Bread Financial 2024 focus areas Responsible growth Scale and diversify product offerings to align with the changing macroeconomic landscape, while optimizing brand partner growth and revenue opportunities Manage macroeconomic and regulatory environment Proactively execute strategies to mitigate business impacts resulting from government regulation and macroeconomic challenges Operational excellence Accelerate continuous improvement gains to drive enterprise-wide efficiency and value creation Accelerate digital and technology Advance capabilities to enhance customer experience and satisfaction

7©2024 Bread Financial Full year 2023 financial highlights Continuing operations $4.3 billion Revenue $737 million Income from continuing operations $14.74 Diluted EPS Year-over-year comparisons • Credit sales of $28.9 billion decreased 12%, reflecting the sale of the BJ's Wholesale Club portfolio in late February 2023, ongoing strategic credit tightening and moderating consumer spending, partially offset by new partner growth. • Average loans of $18.2 billion increased 3% year-over-year driven by the addition of new partners as well as further moderation in the consumer payment rate, offset by the decline in credit sales noted above and the sale of the BJ's portfolio. • Revenue increased $463 million, or 12%, driven by higher finance charge yields and non-interest income, including the gain on portfolio sale, partially offset by higher interest expense, and reversals of interest and fees resulting from higher gross credit losses. • Income from continuing operations increased $513 million to $737 million driven by a lower provision for credit losses and the gain on portfolio sale, partially offset by higher income taxes. • The delinquency rate of 6.5% increased from 5.5% and the net loss rate of 7.5% increased from 5.4%. Note: Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly.

8©2024 Bread Financial Fourth quarter 2023 financial highlights Continuing operations $1.0 billion Revenue $45 million Income from continuing operations $0.90 Diluted EPS Year-over-year comparisons • Credit sales of $7.8 billion decreased 23%, reflecting the sale of the BJ's Wholesale Club portfolio in late February 2023, ongoing strategic credit tightening, and moderating consumer spending, partially offset by new partner growth. • Average loans of $18.3 billion decreased 8% year-over-year driven by the decline in credit sales and contributing factors noted above. • Revenue decreased $16 million, or 2%, driven by lower late fee revenue, higher interest expense, and higher reversals of interest and fees resulting from higher gross credit losses, partially offset by higher finance charge yields and non-interest income. • Income from continuing operations increased by $179 million driven primarily by a lower reserve build. • The delinquency rate of 6.5% increased from 5.5% and the net loss rate of 8.0% increased from 6.3%. Note: Continuing operations excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly.

Financial results

Continuing operations

($ in millions, except per share)		4Q23		4Q22		$ Chg	% Chg		2023		2022		$ Chg	% Chg
Total interest income	$	1,312	$	1,325	$	(13)	(1%)	$	5,145	$	4,684	$	461	10%
Total interest expense		237		195		42	21%		879		503		376	75%
Net interest income		**1,075**		**1,130**		**(55)**	**(5%)**		**4,266**		**4,181**		**85**	**2%**
Total non-interest income		(58)		(97)		39	(40%)		23		(355)		378	nm
Revenue		**1,017**		**1,033**		**(16)**	**(2%)**		**4,289**		**3,826**		**463**	**12%**
Net principal losses		367		312		55	18%		1,365		968		397	41%
Reserve build (release)		115		380		(265)	(70%)		(136)		626		(762)	nm
Provision for credit losses		482		692		(210)	(30%)		1,229		1,594		(365)	(23%)
Total non-interest expenses		516		548		(32)	(6%)		2,092		1,932		160	8%
Income (loss) before income taxes		**19**		**(207)**		**226**	**nm**		**968**		**300**		**668**	**nm**
Provision for income taxes		(26)		(73)		47	(64%)		231		76		155	nm
Net income (loss)	**$**	**45**	**$**	**(134)**	**$**	**179**	**nm**	**$**	**737**	**$**	**224**	**$**	**513**	**nm**
Net income (loss) per diluted share	$	0.90	$	(2.68)	$	3.58	nm	$	14.74	$	4.47	$	10.27	nm
Weighted avg. shares outstanding – diluted		49.6		50.0					50.0		50.0			
Pretax pre-provision earnings (PPNR)*	**$**	**501**	**$**	**485**	**$**	**16**	**3%**	**$**	**2,197**	**$**	**1,894**	**$**	**303**	**16%**
Less: Gain on portfolio sale		—		—		—	—%		(230)		—		(230)	nm
PPNR less gain on portfolio sale*	$	501	$	485	$	16	3%	$	1,967	$	1,894	$	73	4%



PPNR growth*
+3%
$485
$501
4Q22
4Q23
+16%
$230
$1,894
$1,967
+4%
2022
2023
$ in millions
PPNR less gain on portfolio sale
Gain on portfolio sale

** PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*
nm – Not meaningful, denoting a variance of 100 percent or more.

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10©2024 Bread Financial $17.4 $17.8 $18.2 $18.8 $20.3 $19.9 $17.8 $17.5 $18.1 Wholesale deposits Direct-to-consumer deposits Unsecured borrowings Secured borrowings 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 $19.8 $20.4 $21.0 $21.8 $23.6 $23.5 $21.3 $21.0 $21.9 Credit card and other loans Cash and investment securities 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Av er ag e in te re st -b ea rin g lia bi lit ie s ($ in b ill io ns ) Av er ag e in te re st -e ar ni ng a ss et s ($ in b ill io ns ) Interest-earning asset yields & mix 25.2% 25.6% 25.0% 27.2% 26.0% 26.6% 26.1% 28.6% 27.7% 20.6% 20.9% 20.5% 22.3% 22.4% 22.7% 22.5% 24.8% 23.9% 18.8% 19.4% 18.6% 19.9% 19.1% 19.0% 18.7% 20.6% 19.6% Loan yield Avg. earning asset yield Net interest margin Interest-bearing liability costs & funding mix 1.9% 1.8% 2.1% 2.8% 3.9% 4.4% 4.6% 5.0% 5.2% 1.4% 1.3% 1.5% 2.2% 3.1% 3.5% 3.9% 4.3% 4.6% Cost of total interest-bearing liabilities Cost of deposits Net interest margin 81% 81% 81% 81% 84% 83% 83% 83% 83% 19% 19% 19% 19% 16% 17% 17% 17% 17% 26% 28% 29% 26% 25% 23% 16% 17% 18% 14% 11% 11% 10% 10% 9% 10% 8% 8% 18% 19% 22% 27% 26% 28% 33% 35% 35% 42% 42% 38% 37% 39% 40% 41% 40% 39%

Credit quality and allowance

Delinquency rates



5 year peak rate: 6.5%
5 year avg rate: ~5.0%
5 year low rate: 3.3%
3.9%
4.1%
4.4%
5.7%
5.5%
5.7%
5.5%
6.3%
6.5%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23

Net loss rates



5 year peak rate: 8.0%
5 year avg rate: ~6.0%
5 year low rate: 3.9%
4.4%
4.8%
5.6%(1)
5.0%
6.3%
7.0%
8.0%
6.9%
8.0%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23

Reserve rates

($ in millions)



$1,832
$1,826
$1,992
$2,073
$2,464
$2,223
$2,208
$2,207
$2,328
10.5%
10.8%
11.2%
11.4%
11.5%
12.3%
12.3%
12.3%
12.0%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
ACL balance
Reserve rate(2)

Revolving credit risk distribution

(Vantage score)



12%
12%
12%
13%
12%
15%
14%
16%
16%
26%
27%
27%
27%
26%
27%
27%
27%
27%
62%
61%
61%
60%
62%
58%
59%
57%
57%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
Greater than 660
601-660
600 or below

(1) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency.
(2) Calculated as the percentage of the Allowance for credit losses to end-of-period Credit card and other loans.
Note: Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

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12©2024 Bread Financial Enhanced credit risk management and underlying credit distribution Strengthened balance sheet and funding mixStrong corporate governance Prudent balance sheet management Expense discipline Proactive risk management Active recession readiness playbook Enhanced core capabilities Strengthened financial resilience Bread Financial is positioned to perform well through a full economic cycle Loan loss reserve materially higher Capital ratios significantly improved Increased mix of direct-to-consumer deposits Reduced debt levels Diversification across products and partners Prudent and proactive line management Credit mix shift to higher quality over time Well-established risk appetite metrics

13©2024 Bread Financial Full year 2023 actuals Full year 2024 outlook Commentary Average loans $18,216 million Down low-single digits • Based on our current economic outlook, ongoing strategic credit tightening actions, higher gross credit losses, and visibility into our pipeline, we expect 2024 average credit card and other loans to be down low-single digits relative to 2023. • Excluding the sold BJ's portfolio, we expect average loans to be up low-single digits. Revenue $4,289 million $4,059 million (ex. Gain on sale) Down low to mid-single digits • Net interest margin is expected to be lower than the 2023 full year rate as a result of higher reversals of interest and fees due to higher gross credit losses, a continued shift in product mix to co-brand, proprietary, and installment lending products, as well as anticipated interest rate reductions by the Federal Reserve. • Revenue guidance excludes portfolio sale gains and any potential impact from the proposed CFPB late fee rule. • For context, while not included in our 2024 outlook, assuming a hypothetical October 1, 2024 effective date, if the CFPB credit card late fee rule were to be implemented as proposed, our current estimate is that the rule would reduce fourth quarter total revenue by approximately 25% relative to the fourth quarter of 2023, net of mitigation actions we will proactively implement. Once the final rule is published, we will take further mitigating actions with our partners. As these actions mature over time, the net impact of the rule will lessen. Total non-interest expenses $2,092 million Nominal positive operating leverage • Expect to deliver nominal full year positive operating leverage, excluding gains on sales. • We continue to strategically invest in technology modernization, marketing, and product innovation to drive growth and efficiencies. Net loss rate 7.5% Low 8% range • Our outlook is inclusive of continued inflationary pressure on consumers’ ability to pay, our credit management actions, and expected slower loan growth. 2024 financial outlook Reflects moderating sales growth as a result of macroeconomic pressures and strategic credit tightening Note: At this time, our outlook does not factor in potential impacts of the proposed CFPB late fee rule changes. Under the CFPB's proposed rule-making, the late fee safe harbor amount would be reduced to $8 and late fees would not be permitted to exceed 25% of the consumer’s required minimum payment. No final rule has been published at this time, and thus the terms and impact of any rule remain uncertain. See "Forward-Looking Statements" included elsewhere in this presentation.

Appendix © 2 0 2 2 B r e a d F i n a n c i a l | C o n f i d e n t i a l & P r o p r i e t a r y 1 4

15©2024 Bread Financial ($ in b illi on s) $16.1 $16.7 $17.0 $17.6 $19.8 $19.4 $17.7 $17.5 $18.3 $8.8 $6.9 $8.1 $7.7 $10.2 $7.4 $7.1 $6.7 $7.8 2% 5% 11% 14% 23% 17% 4% —% (8)% Average loans Credit sales Year-over-year change in average loans 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Average loans and credit sales

Total non-interest expenses

Continuing operations



4Q23 vs. 4Q22 change in non-interest expenses
($ in millions)
Employee comp. & benefits:
$13 6%
Card and processing:
(20)% $(23)
Info. processing & comm.:
(4)% $(3)
Marketing:
(17)% $(10)
Depreciation & amortization:
(30)% $(10)
Other:
$1 —%



Total non-interest expenses
$548
(6)%
$516
$1,932
8%
$2,092
4Q22
4Q23
2022
2023
$ in millions

Total non-interest expenses decreased 6% versus 4Q22

- Employee compensation and benefit costs increased due to higher headcount, which was driven by continued digital and technology modernization-related hiring, increased retirement benefits, and higher incentive compensation.
- Card and processing expenses decreased due primarily to decreased fraud losses, decreased card material costs, and lower direct mail costs.
- Marketing expenses decreased due to decreased spending associated with direct-to-consumer offerings and lower contractual marketing costs.
- Depreciation and amortization costs decreased due to lower amortization of developed technology.



Efficiency ratio*
53%
(2)%
51%
51%
(2)%
49%
4Q22
4Q23
2022
2023

** Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.*

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Summary financial highlights

Continuing operations

($ in millions)	4Q23	4Q22	4Q23 vs 4Q22	3Q23	4Q23 vs 3Q23	2023	2022	2023 vs 2022
Credit sales	$ 7,802	$ 10,166	(23%)	$ 6,668	17%	$ 28,900	$ 32,883	(12%)
Average credit card and other loans	$ 18,267	$ 19,820	(8%)	$ 17,540	4%	$ 18,216	$ 17,768	3%
End-of-period credit card and other loans	$ 19,333	$ 21,365	(10%)	$ 17,922	8%	$ 19,333	$ 21,365	(10%)
End-of-period direct-to-consumer deposits	$ 6,454	$ 5,466	18%	$ 6,098	6%	$ 6,454	$ 5,466	18%
Return on average assets[1]	0.8%	(2.2%)	3.0%	3.2%	(2.4%)	3.3%	1.0%	2.3%
Return on average equity[2]	6.2%	(23.3%)	29.5%	24.8%	(18.6%)	27.1%	9.8%	17.3%
Net interest margin[3]	19.6%	19.1%	0.5%	20.6%	(1.0%)	19.5%	19.2%	0.3%
Loan yield[4]	27.7%	26.0%	1.7%	28.6%	(0.9%)	27.2%	26.0%	1.2%
Efficiency ratio[5]	50.8%	53.1%	(2.3%)	48.7%	2.1%	48.8%	50.5%	(1.7%)
Double leverage ratio[6]	123.9%	183.6%	(59.7%)	127.4%	(3.5%)	123.9%	183.6%	(59.7%)
Common equity tier 1 capital ratio[7]	12.2%	8.7%	3.5%	12.9%	(0.7%)	12.2%	8.7%	3.5%
Total risk-weighted assets[8]	$ 20,140	$ 22,065	(9%)	$ 18,730	8%	$ 20,140	$ 22,065	(9%)
Tangible common equity / tangible assets ratio (TCE/TA)[9]	9.6%	6.0%	3.6%	10.0%	(0.4%)	9.6%	6.0%	3.6%
Tangible book value per common share[10]	$ 43.70	$ 29.42	49%	$ 42.45	3%	$ 43.70	$ 29.42	49%
Cash dividend declared per common share	$ 0.21	$ 0.21	—%	$ 0.21	—%	$ 0.84	$ 0.84	—%
Payment rate[11]	14.5%	16.4%	(1.9%)	14.4%	0.1%	14.5%	16.4%	(1.9%)
Delinquency rate	6.5%	5.5%	1.0%	6.3%	0.2%	6.5%	5.5%	1.0%
Net loss rate	8.0%	6.3%	1.7%	6.9%	1.1%	7.5%	5.4%	2.1%
Reserve rate	12.0%	11.5%	0.5%	12.3%	(0.3%)	12.0%	11.5%	0.5%

The terms associated with footnotes (1) through (11) are defined on the Definition of Terms slide at the end of the Appendix.

Note: Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

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Summary financial highlights

Continuing operations

($ in millions)	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Credit sales	$ 8,778	$ 6,887	$ 8,140	$ 7,689	$ 10,166	$ 7,373	$ 7,057	$ 6,668	$ 7,802	$ 32,883	$ 28,900
Year-over-year change	*15%*	*14%*	*10%*	*4%*	*16%*	*7%*	*(13%)*	*(13%)*	*(23%)*	*11%*	*(12%)*
Average credit card and other loans	$ 16,086	$ 16,650	$ 17,003	$ 17,598	$ 19,820	$ 19,405	$ 17,652	$ 17,540	$ 18,267	$ 17,768	$ 18,216
Year-over-year change	*2%*	*5%*	*11%*	*14%*	*23%*	*17%*	*4%*	*—%*	*(8%)*	*13%*	*3%*
End-of-period credit card and other loans	$ 17,399	$ 16,843	$ 17,769	$ 18,126	$ 21,365	$ 18,060	$ 17,962	$ 17,922	$ 19,333	$ 21,365	$ 19,333
Year-over-year change	*4%*	*8%*	*13%*	*16%*	*23%*	*7%*	*1%*	*(1%)*	*(10%)*	*23%*	*(10%)*
End-of-period direct-to-consumer deposits	$ 3,180	$ 3,561	$ 4,191	$ 5,176	$ 5,466	$ 5,630	$ 5,993	$ 6,098	$ 6,454	$ 5,466	$ 6,454
Year-over-year change	*87%*	*66%*	*75%*	*70%*	*72%*	*58%*	*43%*	*18%*	*18%*	*72%*	*18%*
Return on average assets[1]	1.1%	4.0%	0.2%	2.4%	(2.2%)	7.7%	1.2%	3.2%	0.8%	1.0%	3.3%
Return on average equity[2]	11.1%	38.5%	2.2%	22.8%	(23.3%)	73.0%	9.4%	24.8%	6.2%	9.8%	27.1%
Net interest margin[3]	18.8%	19.4%	18.6%	19.9%	19.1%	19.0%	18.7%	20.6%	19.6%	19.2%	19.5%
Loan yield[4]	25.2%	25.6%	25.0%	27.2%	26.0%	26.6%	26.1%	28.6%	27.7%	26.0%	27.2%
Efficiency ratio[5]	50.0%	46.2%	52.9%	49.7%	53.1%	42.2%	55.7%	48.7%	50.8%	50.5%	48.8%
Double leverage ratio[6]	213.2%	201.8%	187.7%	182.4%	183.6%	158.6%	141.4%	127.4%	123.9%	183.6%	123.9%
Common equity tier 1 capital ratio[7]	10.3%	10.9%	10.7%	11.5%	8.7%	11.8%	12.1%	12.9%	12.2%	8.7%	12.2%
Total risk-weighted assets[8]	$ 19,295	$ 18,560	$ 19,050	$ 18,830	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 22,065	$ 20,140
Tangible common equity / tangible assets ratio (TCE/TA)[9]	6.6%	7.8%	7.5%	8.0%	6.0%	9.1%	9.4%	10.0%	9.6%	6.0%	9.6%
Tangible book value per common share[10]	$ 28.09	$ 31.87	$ 31.75	$ 34.30	$ 29.42	$ 38.44	$ 38.99	$ 42.45	$ 43.70	$ 29.42	$ 43.70
Cash dividend declared per common share	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.21	$ 0.84	$ 0.84
Payment rate[11]	17.2%	17.7%	15.3%	15.5%	16.4%	15.6%	15.0%	14.4%	14.5%	16.4%	14.5%
Delinquency rate	3.9%	4.1%	4.4%	5.7%	5.5%	5.7%	5.5%	6.3%	6.5%	5.5%	6.5%
Net loss rate	4.4%	4.8%	5.6%	5.0%	6.3%	7.0%	8.0%	6.9%	8.0%	5.4%	7.5%
Reserve rate	10.5%	10.8%	11.2%	11.4%	11.5%	12.3%	12.3%	12.3%	12.0%	11.5%	12.0%

The terms associated with footnotes (1) through (11) are defined on the Definition of Terms slide at the end of the Appendix.

Note: Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

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Financial results

Continuing operations

($ in millions, except per share)	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Total interest income	$ 1,017	$ 1,068	$ 1,073	$ 1,218	$ 1,325	$ 1,335	$ 1,197	$ 1,301	$ 1,312	$ 4,684	$ 5,145
Total interest expense	84	79	95	133	195	218	205	219	237	503	879
Net interest income	**933**	**989**	**978**	**1,085**	**1,130**	**1,117**	**992**	**1,082**	**1,075**	**4,181**	**4,266**
Total non-interest income	(78)	(68)	(85)	(106)	(97)	172	(40)	(51)	(58)	(355)	23
Revenue	**855**	**921**	**893**	**979**	**1,033**	**1,289**	**952**	**1,031**	**1,017**	**3,826**	**4,289**
Net principal losses	176	199	238	218	312	342	351	304	367	968	1,365
Reserve build (release)	187	(6)	166	86	380	(235)	(15)	—	115	626	(136)
Provision for credit losses	363	193	404	304	692	107	336	304	482	1,594	1,229
Total non-interest expenses	427	426	473	486	548	544	530	502	516	1,932	2,092
Income (loss) before income taxes	**65**	**302**	**16**	**189**	**(207)**	**638**	**86**	**225**	**19**	**300**	**968**
Provision for income taxes	4	91	4	55	(73)	183	22	52	(26)	76	231
Net income (loss)	**$ 61**	**$ 211**	**$ 12**	**$ 134**	**$ (134)**	**$ 455**	**$ 64**	**$ 173**	**$ 45**	**$ 224**	**$ 737**
Net income (loss) per diluted share	$ 1.21	$ 4.21	$ 0.25	$ 2.69	$ (2.68)	$ 9.08	$ 1.27	$ 3.46	$ 0.90	$ 4.47	$ 14.74
Weighted average shares outstanding – diluted	50.0	50.0	49.9	49.9	50.0	50.1	50.3	50.1	49.6	50.0	50.0
Pretax pre-provision earnings (PPNR)*	**$ 428**	**$ 495**	**$ 420**	**$ 493**	**$ 485**	**$ 745**	**$ 422**	**$ 529**	**$ 501**	**$ 1,894**	**$ 2,197**
Less: Gain on portfolio sale	—	—	—	—	—	(230)	—	—	—	—	(230)
PPNR less gain on portfolio sale*	$ 428	$ 495	$ 420	$ 493	$ 485	$ 515	$ 422	$ 529	$ 501	$ 1,894	$ 1,967

* *PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

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20©2024 Bread Financial 4Q23 2023 ($ in millions) Average balance Interest income / expense Average yield / rate Average balance Interest income / expense Average yield / rate Cash and investment securities $ 3,659 $ 48 5.3% $ 3,707 $ 184 5.0% Credit card and other loans 18,267 1,264 27.7% 18,216 4,961 27.2% Total interest-earning assets 21,926 1,312 23.9% 21,923 5,145 23.5% Direct-to-consumer (Retail) 6,309 76 4.8% 5,936 251 4.2% Wholesale deposits 7,117 78 4.4% 7,332 290 4.0% Interest-bearing deposits 13,426 154 4.6% 13,268 541 4.1% Secured borrowings 3,317 57 6.9% 3,440 227 6.6% Unsecured borrowings 1,402 26 7.4% 1,629 111 6.8% Interest-bearing borrowings 4,719 83 7.0% 5,069 338 6.7% Total interest-bearing liabilities $ 18,145 $ 237 5.2% $ 18,337 $ 879 4.8% Net interest income $ 1,075 $ 4,266 Net interest margin* 19.6% 19.5% * Net interest margin represents annualized Net interest income divided by average Total interest-earning assets. Net interest margin

21©2024 Bread Financial ($ in millions, except per share amounts) 4Q23 4Q22 $ Chg % Chg 2023 2022 $ Chg % Chg Income (loss) from continuing operations, net of taxes $ 45 $ (134) $ 179 nm $ 737 $ 224 $ 513 nm (Loss) income from discontinued operations, net of taxes (2) — (2) nm (19) (1) (18) nm Net income (loss) $ 43 $ (134) $ 177 nm $ 718 $ 223 $ 495 nm Net income (loss) per diluted share from continuing ops $ 0.90 $ (2.68) $ 3.58 nm $ 14.74 $ 4.47 $ 10.27 nm Net (loss) income per diluted share from discontinued ops $ (0.03) $ — $ (0.03) nm $ (0.40) $ (0.01) $ (0.39) nm Net income (loss) per diluted share $ 0.87 $ (2.68) $ 3.55 nm $ 14.34 $ 4.46 $ 9.88 nm Weighted average shares outstanding – diluted (in millions) 49.6 50.0 50.0 50.0 Financial results nm – Not meaningful, denoting a variance of 100 percent or more.

Capital and liquidity

As of December 31, 2023:

- Total company liquidity of $6.2 billion including all undrawn credit facilities and conduits at the banks; parent liquidity of $1.0 billion consisting of cash plus revolver capacity
- Total company common equity tier 1 capital ratio of 12.2%, up 350 basis points versus a year ago
- Banks remain well capitalized on a total risk-based capital basis, nearly double the 10% well-capitalized threshold
- Prudent interest rate management with no held-to-maturity securities

Capital ratios	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	Rolling 4 quarter avg.
Total company										
Common equity tier 1 capital ratio(1)	10.3%	10.9%	10.7%	11.5%	8.7%	11.8%	12.1%	12.9%	12.2%	12.3%
Total risk-based capital ratio(2)	11.6%	12.3%	12.0%	12.9%	10.1%	13.2%	13.4%	14.2%	13.6%	13.6%
Total risk-weighted assets(3)	$ 19,295	$ 18,560	$ 19,050	$ 18,830	$ 22,065	$ 18,893	$ 18,745	$ 18,730	$ 20,140	$ 19,127
Tangible common equity / tangible assets ratio(4)	6.6%	7.8%	7.5%	8.0%	6.0%	9.1%	9.4%	10.0%	9.6%	9.5%
Comenity Bank										
Common equity tier 1 capital ratio(1)	21.4%	22.5%	22.7%	20.7%	18.4%	18.3%	18.8%	20.3%	19.7%	19.3%
Total risk-based capital ratio(2)	22.7%	23.8%	24.0%	22.0%	19.7%	19.7%	20.1%	21.6%	21.1%	20.6%
Comenity Capital Bank										
Common equity tier 1 capital ratio(1)	18.6%	19.3%	18.1%	18.4%	16.1%	21.7%	18.2%	18.5%	16.6%	18.7%
Total risk-based capital ratio(2)	20.0%	20.7%	19.4%	19.7%	17.5%	23.0%	19.6%	19.9%	18.0%	20.1%

The terms associated with footnotes (1) through (4) are defined on the Definition of Terms slide at the end of the Appendix.

Note: The Common equity tier 1 capital ratio and Total risk-based capital ratio include adjustments for the phase-in of the effect of the current expected credit loss (CECL) model on regulatory capital over a three-year period beginning in the first quarter of 2022, through 2024. 50% and 25% of the phase-in is included in 2023 and 2022, respectively. The effects of CECL on our regulatory capital will be fully phased-in beginning in the first quarter of 2025.

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Reconciliation of GAAP to non-GAAP financial measures

($ in millions)	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Pretax pre-provision earnings (PPNR)											
Income (loss) before income taxes	$ 65	$ 302	$ 16	$ 189	$ (207)	$ 638	$ 86	$ 225	$ 19	$ 300	$ 968
Provision for credit losses	363	193	404	304	692	107	336	304	482	1,594	1,229
Pretax pre-provision earnings (PPNR)	**$ 428**	**$ 495**	**$ 420**	**$ 493**	**$ 485**	**$ 745**	**$ 422**	**$ 529**	**$ 501**	**$ 1,894**	**$ 2,197**
Less: Gain on portfolio sale	—	—	—	—	—	(230)	—	—	—	—	(230)
PPNR less gain on portfolio sale	$ 428	$ 495	$ 420	$ 493	$ 485	$ 515	$ 422	$ 529	$ 501	$ 1,894	$ 1,967

	1Q20	4Q20	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	2022	2023
Tangible common equity (TCE)													
Total stockholders' equity	$ 1,088	$ 1,522	$ 2,086	$ 2,268	$ 2,275	$ 2,399	$ 2,265	$ 2,716	$ 2,736	$ 2,864	$ 2,918	$ 2,265	$ 2,918
Less: Goodwill and intangible assets, net	(354)	(710)	(687)	(682)	(694)	(690)	(799)	(790)	(780)	(771)	(762)	(799)	(762)
Tangible common equity (TCE)	**$ 734**	**$ 812**	**$ 1,399**	**$ 1,586**	**$ 1,581**	**$ 1,709**	**$ 1,466**	**$ 1,926**	**$ 1,956**	**$ 2,093**	**$ 2,156**	**$ 1,466**	**$ 2,156**
Tangible assets (TA)													
Total assets	$ 24,235	$ 22,547	$ 21,746	$ 20,938	$ 21,811	$ 21,960	$ 25,407	$ 21,970	$ 21,609	$ 21,608	$ 23,141	$ 25,407	$ 23,141
Less: Goodwill and intangible assets, net	(354)	(710)	(687)	(682)	(694)	(690)	(799)	(790)	(780)	(771)	(762)	(799)	(762)
Tangible assets (TA)	**$ 23,881**	**$ 21,837**	**$ 21,059**	**$ 20,256**	**$ 21,117**	**$ 21,270**	**$ 24,608**	**$ 21,180**	**$ 20,829**	**$ 20,837**	**$ 22,379**	**$ 24,608**	**$ 22,379**

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24©2024 Bread Financial 7.0% 7.6% 5.8% 6.0% 5.0% 5.1% 3.9% 4.4% 4.8% 5.6% 5.0% 6.3% 7.0% 8.0% 6.9% 8.0% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 6.0% 4.3% 4.7% 4.4% 3.8% 3.3% 3.8% 3.9% 4.1% 4.4% 5.7% 5.5% 5.7% 5.5% 6.3% 6.5% 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 5-year peak rate: 8.0% 5-year low rate: 3.9% 5-year avg rate: ~6.0% 5-year avg rate: ~5.0% 5-year low rate: 3.3% Credit quality trends (2) Delinquency rates Net loss rates 15-year peak rate(1): 10.0% 5- & 15-year peak rate(1): 6.5% (1) Peak Delinquency rate occurred in 2023 and peak Net loss rate occurred in 2009. (2) The 2Q22 Net loss rate includes a 30 basis point increase from the effects of the purchase of previously written-off accounts that were sold to a third-party debt collection agency. Note: Starting with 3Q22 through 2Q23, the Delinquency and Net loss rates were impacted by the transition of our credit card processing services in June 2022.

25©2024 Bread Financial Definition of terms Summary financial highlights (1) Return on average assets: Return on average assets represents annualized Income from continuing operations divided by average Total assets. (2) Return on average equity: Return on average equity represents annualized Income from continuing operations divided by average Total stockholders’ equity. (3) Net interest margin: Net interest margin represents annualized Net interest income divided by average Total interest-earning assets. (4) Loan yield: Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans. (5) Efficiency ratio: Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income. (6) Double leverage: Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity. (7) Common equity tier 1 capital ratio: The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets. (8) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III standardized approach. (9) Tangible common equity / tangible assets ratio: Tangible common equity (TCE) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure. (10) Tangible book value per share: Tangible book value per common share represents TCE divided by shares outstanding and is a non-GAAP financial measure. (11) Payment rate: Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods. Capital and liquidity (1) Common equity tier 1 capital ratio: The Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets. (2) Total risk-based capital ratio: The Total risk-based capital ratio represents total capital divided by total risk-weighted assets. (3) Total risk-weighted assets: Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III standardized approach. (4) Tangible common equity / tangible assets ratio: Tangible common equity (TCE) represents Total stockholders’ equity reduced by Goodwill and intangible assets, net. Tangible assets (TA) represents Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.